USA Truck Reports Fourth Quarter 2018 Results

•4Q 2018 net income of $5.3 million, or $0.64 per diluted share versus 4Q 2017 net income of $14.8 million, or $1.84 per diluted share
•4Q 2018 adjusted net income(a) of $5.7 million, or $0.68 per diluted share versus 4Q 2017 adjusted net income(a) of $2.8 million, or $0.35 per diluted share
•4Q 2018 consolidated operating revenue increased 14.5% to $141.1 million from $123.3 million in 4Q 2017
•Continued year over year improvement in base revenue per available tractor per week

Van Buren, AR – February 4, 2019 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and twelve months ended December 31, 2018.

For the quarter ended December 31, 2018, consolidated operating revenue was $141.1 million compared to $123.3 million for the prior-year period. Base revenue, which excludes fuel surcharge revenue, was $124.3 million compared to $110.1 million for the 2017 period. The Company reported net income of $5.3 million, or $0.64 per diluted share for the fourth quarter 2018 and adjusted net income(a) of $5.7 million, or $0.68 per diluted share, compared to net income of $14.8 million, or $1.84 per diluted share, and adjusted net income(a) of $2.8 million, or $0.35 per diluted share, for the same quarter in 2017. Included in earnings per diluted share for the fourth quarter of 2017 was the impact of the Tax Cuts and Jobs Act of 2017, which resulted in a reduction of income tax expense by approximately $12.0 million, or $1.49 per diluted share.  The Company’s fourth quarter 2018 consolidated operating ratio was 93.8%, compared to 95.5% in the comparable 2017 quarter.

President and CEO James Reed commented, "I am pleased to report that our team successfully delivered a sixth consecutive quarter of consolidated profitability, and achieved several impressive milestones on our path to improved performance. The fourth quarter of 2018 generated the highest quarterly adjusted earnings per diluted share(a) in our Company's history, at  $0.68. The full year 2018 adjusted earnings per diluted share(a) of $1.56 was the third highest in Company history. Our Trucking segment, for the fourth quarter of 2018, generated a 91.1% adjusted operating ratio(a), which represents the best operating ratio our Company has produced in its trucking operations in more than twelve years. Also, we completed our acquisition of Davis Transfer Company during the quarter and have been pleased with the operational and financial results thus far. While we are proud of these results, management still believes significant opportunity exists to drive further improvements.

We remain focused on seating trucks, improving base revenue per available tractor per week and increasing volume in our USAT Logistics segment. We believe increased performance in these areas will help us deliver on our goals of continued improvement in our consolidated results and maximizing shareholder value."

Trucking: For the fourth quarter of 2018, Trucking operating revenue increased $14.1 million, or 16.9%, to $97.9 million, compared to the fourth quarter of 2017.   This increase was primarily due to a 12.1% increase in base revenue per loaded mile. Trucking operating income was $7.4 million for the 2018 period, reflecting an operating ratio of 92.4%, compared to operating income of $3.5 million and an operating ratio of 95.8% for the comparable 2017 period. This represents an improvement of $3.9 million year-over-year in operating income and a 340 basis point improvement in operating ratio. Trucking adjusted operating income(a) was $7.6 million for the 2018 period, reflecting an adjusted operating ratio(a) of 91.1%, compared to adjusted operating income(a) of $3.5 million and an adjusted operating ratio(a) of 95.2% for the comparable 2017 period. This represents an improvement of $4.1 million year-over-year in adjusted operating income(a) and a 410 basis point improvement in adjusted operating ratio(a).

Trucking operations reported the following during the fourth quarter 2018:

•Base revenue per available tractor per week increased $30 per week, or 0.9%, when compared to the fourth quarter of 2017, primarily due to the increase in base revenue per loaded mile.

•Base revenue per loaded mile increased 12.1% to $2.361 for fourth quarter 2018 from $2.106 in fourth quarter 2017. This change was driven by the continuation of rate and network improvement initiatives.

•Loaded miles per available tractor per week decreased 162 miles per tractor, or 10.0%, when compared to the fourth quarter of 2017.  Deadhead percentage for fourth quarter 2018 increased 170 basis points year-over-year. These changes were driven by the consolidation of Davis Transfer, growth in our dedicated operations, and participation in seasonal surge business.

•Average available unseated tractor percentage for fourth quarter 2018 was 6.3% compared to 2.6% for the fourth quarter of 2017, as the driver markets continue to be challenging.

•The average available tractor count for the fourth quarter of 2018 was 1,883, a 15.6% increase over the fourth quarter 2017 average of 1,629. This change was largely a function of the Davis acquisition.

USAT Logistics: Operating revenue increased 9.3%, or $3.7 million year-over-year to $43.2 million for the fourth quarter of 2018; however, operating income was $1.3 million, a decrease of $0.7 million, or 35.0% year-over-year.  Operating ratio for the fourth quarter of 2018 was 97.0% compared to 94.9% for the comparable 2017 quarter, representing a 205 basis point decline in operating ratio. Adjusted operating income(a) was $1.3 million for the 2018 period, reflecting an adjusted operating ratio(a) of 96.7%, compared to adjusted operating income(a) of $2.0 million and an adjusted operating ratio(a) of 94.6% for the comparable 2017 period. This represents decreases of $0.7 million year-over-year in adjusted operating income(a) and 208 basis points in adjusted operating ratio(a). Both revenue and costs continue to rise, resulting in margin compression in our logistics business.  We remain focused on providing quality service, while continuing to manage costs.

•Gross margin dollars decreased 8.0%, or $0.6 million year-over-year, to $6.5 million for the fourth quarter 2018. This was a byproduct of compression on gross margin percent, slightly offset by increased volumes.

•Gross margin percentage for the fourth quarter of 2018 decreased to 15.0% from 17.9% when compared to the same quarter in 2017, due to excess capacity in the market driving down average revenue per load.

•Revenue per load decreased 2.9%, or $47 per load, year-over-year.

Segment Results
The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Trucking:	2018	2017	2018	2017
Operating revenue (in thousands)	$97,898	$83,777	$347,729	$302,052
Operating income (loss) (in thousands) (1)	7,416	3,498	11,710	(9,667)
Adjusted operating income (loss) (in thousands) (2)	$7,619	$3,498	$11,810	$(9,002)
Operating ratio (3)	92.4%	95.8%	96.6%	103.2%
Adjusted operating ratio (4)	91.1%	95.2%	96.1%	103.4%
Total miles (in thousands) (5)	42,708	40,233	158,982	162,599
Deadhead percentage (6)	15.4%	13.7%	13.9%	13.0%
Base revenue per loaded mile	$2.361	$2.106	$2.191	$1.865
Average number of available tractors (7)	1,883	1,629	1,695	1,662
Average number of in-service tractors (8)	1,913	1,681	1,726	1,713
Loaded miles per available tractor per week	1,460	1,622	1,549	1,633
Base revenue per available tractor per week	$3,447	$3,417	$3,394	$3,045
Average loaded miles per trip	480	544	513	557

USAT Logistics:
Operating revenue (in thousands)	$43,185	$39,493	$186,331	$144,481
Operating income (in thousands) (1)	1,297	1,995	9,509	7,599
Adjusted operating income (in thousands) (2)	1,297	1,995	9,684	7,864
Gross margin (in thousands) (9)	6,499	7,061	30,234	26,686
Gross margin percentage (10)	15.0%	17.9%	16.2%	18.5%
Load count (in thousands)	27	24	113	106

1.Operating income (loss) is calculated by deducting operating expenses from operating revenue.
2.Adjusted operating income (loss) is calculated as operating expenses less restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles and transaction costs related to acquisition, net of fuel surcharge revenue(a).
3.Operating ratio is calculated as operating expenses as a percentage of operating revenue.
4.Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, and transaction costs related to acquisition, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue(a).
5.Total miles include both loaded and empty miles.
6.Deadhead percentage is calculated by dividing empty miles into total miles.
7.Available tractors are all those Company tractors that are available to be dispatched, including available unseated tractors, and our independent contractor fleet.

8.In-service tractors include all of the tractors in the Company fleet, including Company-operated tractors and independent contractors.
9.Gross margin is calculated by deducting purchased transportation expense from USAT Logistics operating revenue.
10.Gross margin percentage is calculated as gross margin divided by USAT Logistics operating revenue.

Balance Sheet and Liquidity
As of December 31, 2018, total debt and capital lease obligations was $160.5 million, total debt and capital lease obligations, net of cash (“Net Debt”)(a), was $159.5 million and total stockholders’ equity was $80.5 million. Net Debt to Proforma Adjusted EBITDA(a) for the trailing twelve months ended December 31, 2018 was 2.7x using actual and proforma Davis Transfer acquisition information. The Company had approximately $50.8 million available to borrow under its Credit Facility as of December 31, 2018. Also, as previously announced, on January 31, 2019 the Company completed an amended and restated $225 million senior secured revolving credit facility that reduces our future borrowing costs and provides us approximately $55.0 million of additional borrowing capacity at closing.

Fourth quarter 2018 Conference Call Information
USA Truck will hold a conference call to discuss its fourth quarter 2018 results on Tuesday, February 5, 2019 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International). A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link: https://services.choruscall.com/links/usak181026.html. A telephone replay of the call will also be available through February 12, 2019, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10125014.

(a) About Non-GAAP Financial Information
In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms "base revenue", “Net Debt”, “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Net Debt as total debt, including insurance premium financing and capital lease obligations, net of cash. The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit) and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation, restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, and transaction costs related to acquisition. Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits and transaction costs related to acquisition, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. Adjusted operating income (loss) is defined as operating income (loss) less restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles, and transaction costs related to acquisition. Adjusted net income (loss) is defined as net income (loss) excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles, transaction costs related to acquisition, and the impact of the Tax Cuts and Jobs Act of 2017. Adjusted earnings (loss) per diluted share is defined as earnings (loss) per share plus the per-share impact of restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles, and transaction costs related to acquisition, plus or minus the per share tax impact of those adjustments using a statutory income tax rate. The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin ratio, diluted earnings per share, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements
Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our annual audit procedures, and the filing of the related Annual Report on Form 10-K, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,”

“believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Company Contacts:

Jason Bates, EVP & CFO
(479) 471-2672
jason.bates@usa-truck.com

Chad Lane, Investor Relations
(479) 471-6680
chad.lane@usa-truck.com

USA TRUCK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenue	2018	2017	2018	2017
Operating revenue	$141,083	$123,270	$534,060	$446,533

Operating expenses
Salaries, wages and employee benefits	34,985	32,623	130,407	122,297
Fuel and fuel taxes	13,872	12,841	55,158	45,853
Depreciation and amortization	6,932	7,150	28,324	28,463
Insurance and claims	6,351	6,392	23,240	25,628
Equipment rent	3,055	2,724	10,840	10,173
Operations and maintenance	8,245	8,221	33,356	31,001
Purchased transportation	53,637	43,061	211,132	164,012
Operating taxes and licenses	914	1,122	3,814	4,068
Communications and utilities	785	770	2,849	2,713
Gain on disposal of assets, net	(896)	(222)	(2,361)	(773)
Restructuring, impairment and other costs (reversal)	—	—	(639)	—
Other	4,490	3,095	16,721	15,166
Total operating expenses	132,370	117,777	512,841	448,601
Operating income (loss)	8,713	5,493	21,219	(2,068)

Other expenses
Interest expense, net	1,187	886	3,649	3,808
Other, net	339	76	992	387
Total other expenses, net	1,526	962	4,641	4,195
Income (loss) before income taxes	7,187	4,531	16,578	(6,263)
Income tax expense (benefit)	1,862	(10,291)	4,374	(13,760)

Consolidated net income and comprehensive income	$5,325	$14,822	$12,204	$7,497

Net earnings per share
Average shares outstanding (basic)	8,268	8,027	8,194	8,029
Basic earnings per share	$0.64	$1.85	$1.49	$0.93

Average shares outstanding (diluted)	8,288	8,036	8,218	8,056
Diluted earnings per share	$0.64	$1.84	$1.49	$0.93

GAAP TO NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollar amounts in thousands, except per share amounts) ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
	Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net income	$5,325	$3,300	$2,544	$1,035
Add:
Depreciation and amortization	6,932	6,735	7,477	7,180
Income tax expense	1,862	1,272	821	419
Interest expense, net	1,187	811	833	818
EBITDA	15,306	12,118	11,675	9,452
Add:
Non-cash equity compensation	559	437	304	(136)
Severance costs included in salaries, wages and employee benefits	—	—	—	711
Restructuring, impairment and other costs (reversal)	—	—	—	(639)
Transaction costs relating to acquisition	239	325	—	—
Adjusted EBITDA	$16,104	$12,880	$11,979	$9,388

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$5,325	$14,822	$12,204	$7,497
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	711	930
Restructuring, impairment and other costs (reversal)	—	—	(639)	—
Amortization of acquisition related intangibles	203	—	203	—
Transaction costs relating to acquisition	239	—	564	—
Income tax effect of above adjustments	(113)	—	(214)	(358)
Tax law reform, net	—	(12,009)	—	(12,009)
Adjusted net income (loss)	$5,654	$2,813	$12,829	$(3,940)

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Earnings per diluted share	$0.64	$1.84	$1.49	0.93
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	0.09	0.11
Restructuring, impairment and other costs (reversal)	—	—	(0.08)	—
Amortization of acquisition related intangibles	0.02	—	0.02	—
Transaction costs relating to acquisition	0.03	—	0.07	—
Income tax effect of adjustments above	(0.01)	—	(0.03)	(0.04)
Tax law reform, net	—	(1.49)	—	(1.49)
Adjusted earnings (loss) per diluted share	$0.68	$0.35	$1.56	$(0.49)

ADJUSTED OPERATING RATIO and ADJUSTED OPERATING INCOME (LOSS) RECONCILIATIONS

Consolidated	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Operating revenue	$141,083	$123,270	$534,060	$446,533
Less:
Fuel surcharge revenue	(16,815)	(13,205)	(63,805)	(48,216)
Base revenue	$124,268	$110,065	$470,255	$398,317
Operating expense	132,370	117,777	512,841	448,601
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	(711)	(930)
Restructuring, impairment and other costs (reversal)	—	—	639	—
Amortization of acquisition related intangibles	(203)	—	(203)	—
Fuel surcharge revenue	(16,815)	(13,205)	(63,805)	(48,216)
Adjusted operating expense	$115,352	$104,572	$448,761	$399,455
Operating income (loss)	$8,713	$5,493	$21,219	$(2,068)
Adjusted operating income (loss)	$8,916	$5,493	$21,494	$(1,138)
Operating ratio	93.8%	95.5%	96.0%	100.5%
Adjusted operating ratio	92.8%	95.0%	95.4%	100.3%

Trucking Segment	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$99,889	$83,930	$351,222	$302,943
Less: intersegment eliminations	(1,991)	(153)	(3,493)	(891)
Operating revenue	97,898	83,777	347,729	302,052
Less: fuel surcharge revenue	(12,592)	(10,618)	(47,770)	(38,173)
Base revenue	$85,306	$73,159	$299,959	$263,879
Operating expense	90,482	80,279	336,019	311,719
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	(484)	(665)
Restructuring, impairment and other costs (reversal)	—	—	587	—
Amortization of acquisition related intangibles	(203)	—	(203)	—
Fuel surcharge revenue	(12,592)	(10,618)	(47,770)	(38,173)
Adjusted operating expense	$77,687	$69,661	$288,149	$272,881
Operating income (loss)	$7,416	$3,498	$11,710	$(9,667)
Adjusted operating income (loss)	$7,619	$3,498	$11,810	$(9,002)
Operating ratio	92.4%	95.8%	96.6%	103.2%
Adjusted operating ratio	91.1%	95.2%	96.1%	103.4%

USAT Logistics Segment	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$44,465	$40,702	$190,992	$152,137
Less: intersegment eliminations	(1,280)	(1,209)	(4,661)	(7,656)
Operating revenue	43,185	39,493	186,331	144,481
Less: fuel surcharge revenue	(4,223)	(2,587)	(16,035)	(10,043)
Base revenue	$38,962	$36,906	$170,296	$134,438
Operating expense	41,888	37,498	176,822	136,882
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	(227)	(265)
Restructuring, impairment and other costs (reversal)	—	—	52	—
Amortization of acquisition related intangibles	—	—	—	—
Fuel surcharge revenue	(4,223)	(2,587)	(16,035)	(10,043)
Adjusted operating expense	$37,665	$34,911	$160,612	$126,574
Operating income (loss)	$1,297	$1,995	$9,509	$7,599
Adjusted operating income (loss)	$1,297	$1,995	$9,684	$7,864
Operating ratio	97.0%	94.9%	94.9%	94.7%
Adjusted operating ratio	96.7%	94.6%	94.3%	94.2%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

Assets	December 31, 2018	December 31, 2017
Current assets:
Cash	$989	$71
Accounts receivable, net of allowance for doubtful accounts of $575 and $639, respectively	56,003	55,138
Other receivables	5,104	2,787
Inventories	722	458
Assets held for sale	2,611	112
Prepaid expenses and other current assets	7,224	6,025
Total current assets	72,653	64,591
Property and equipment:
Land and structures	32,434	31,452
Revenue equipment	280,623	252,484
Service, office and other equipment	28,094	26,209
Property and equipment, at cost	341,151	310,145
Accumulated depreciation and amortization	(115,766)	(122,329)
Property and equipment, net	225,385	187,816
Intangible assets	22,763	—
Other assets	1,003	1,448
Total assets	$321,804	$253,855
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	22,453	24,332
Current portion of insurance and claims accruals	15,852	13,552
Accrued expenses	8,977	9,108
Current maturities of capital leases	17,292	12,929
Insurance premium financing	4,435	4,115
Total current liabilities	69,009	64,036
Deferred gain	84	480
Long-term debt	85,300	61,225
Capital leases, less current maturities	53,460	29,216
Deferred income taxes	23,518	21,136
Insurance and claims accruals, less current portion	9,963	11,274
Total liabilities	241,334	187,367
Stockholders’ equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,011,837 shares, and 12,142,391 shares, respectively	120	121
Additional paid-in capital	66,433	68,667
Retained earnings	77,664	65,460
Less treasury stock, at cost (3,650,060 shares, and 3,853,064 shares, respectively)	(63,747)	(67,760)
Total stockholders’ equity	80,470	66,488
Total liabilities and stockholders’ equity	$321,804	$253,855